UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 3, 2008

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The information in this Report under Item 2.02, as well as Exhibit 99.1 attached hereto, is furnished pursuant to Item 2.02 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

On December 4, 2008, Advanced Micro Devices, Inc. (the “Company”) issued a press release updating the outlook for its results of operations for the quarter ended December 27, 2008. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2008, the Board adopted and approved, effective immediately, the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws revise, among other things, the procedures for stockholders to propose business or nominations for the election of directors to be considered at annual or special meetings, which are referred to as “advance notice bylaws,” and to act by written consent in lieu of a meeting. The advance notice bylaw amendments, among other things:

•

change the requirement for stockholders to provide advance notice of stockholder proposals or nominations at an annual meeting to provide that such advance notice shall be delivered to the principal executive office of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, subject to certain conditions;

•

expand the required disclosure requirements for stockholders making proposals or nominations to include, among other things, all ownership interests, hedges, economic incentives and rights to vote any shares of any security of the Company;

•

require stockholders nominating directors to disclose the same information about a proposed director nominee that would be required if the director nominee were submitting a proposal and any material relationships between the stockholder proponents and their affiliates, on the one hand, and the director nominees and their affiliates, on the other hand;

•

expand disclosures regarding proposed business to include a reasonably detailed description of all agreements, arrangements and understandings between proposing persons and other stockholders of the Company in connection with the proposed business; and

•	require that the additional disclosures discussed above be updated and supplemented, if necessary, so as to be accurate as of the record date for a meeting and as of shortly prior to the meeting.

The Amended and Restated Bylaws also revise the procedures for stockholders to act by written consent. The amendments revise the foregoing, among other things, to:

•

require that any stockholder seeking to request a record date to act by written consent make similar required disclosures as those required under the advance notice bylaws, including all ownership interests, hedges, economic incentives and rights to vote any shares of any security of the Company; and

•

expand disclosures regarding proposed actions to include a reasonably detailed description of all agreements, arrangements and understandings between proposing persons and other stockholders of the Company in connection with the proposed business.

A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference. The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Advanced Micro Devices, Inc.

99.1	Press release dated December 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2008	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Faina Medzonsky
	Name:	Faina Medzonsky
	Title:	Assistant General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Advanced Micro Devices, Inc.

99.1	Press release dated December 4, 2008.